SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549







                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


                        Date of Report: January 31, 2002


                               OCUMED GROUP, INC.
             (Exact name of registrant as specified by its charter)


        Delaware                     0-26955                    22-3652650
 (State or other Jurisdic-       (Commission File         (IRS Employer Identi-
   tion of incorporation)              Number)                 fication)



                                119 Harrison Ave.
                           Roseland, New Jersey 07068
                    (Address of principal executive offices)

                                  973 226 2330
                         (Registrant's telephone number)




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                                TABLE OF CONTENTS



                                                                        PAGE
                                                                        ----

Item 6 Resignation of Registrant's Director.............................   2

Item 7 Financial Statements and Exhibits................................   2

Exhibit (17) Letter of Resignation of Walter Krzanowski.................   3

Signatures..............................................................   5










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ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTOR.

         The Company hereby reports that as of January 15, 2002, one of its directors, Walter Krzanowski, has tendered his resignation to act as a director, stating his reasons for such resignation as a difference of opinion with respect to the policies of the Company. Mr. Krzanowski did not specify the policy disagreements in his letter of resignation (a copy of which is attached as an exhibit to this filing) and he has been invited to specify his reasons, but he has declined to do so.

         In recent weeks the Company has taken a number of new actions including a reverse split of one (1) new share for each one thousand (1,000) old shares previously issued and held by each stockholder and the Company has also changed its name from "Archer Systems Limited, Inc." to the "Ocumed Group, Inc." The Company is also seeking additional financing for its future operations.

         The Company does not believe that any disagreements with Mr. Krzanowski are material to the operations of the Company or its future plans, but represent differences in management style and methods. Mr. Krzanowski is a "holdover" director from the Company's previous administration and is not part of the Company's original management team.

         The Company will take action to replace Mr. Krzanowski as a director as soon as possible.


ITEM 7 FINANCIAL STATEMENTS AND EXHIBITS


(A)      FINANCIAL STATEMENTS

         There are no financial statements enclosed as exhibits to this Report.

(B)      PRO FORMA FINANCIAL INFORMATION.

         There is no pro forma financial information included in this Report

(C)      EXHIBITS:

         The following Exhibit is enclosed with this report:

         Exhibit (17) - Letter of resignation of Walter Krzanowski as a director of the Company.


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                                   SIGNATURES




         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  January 31, 2002                      OCUMED GROUP, INC.


                                              BY /S/ PAUL G. FILIPEK
                                              ----------------------
                                              Paul G. Filipek, Vice President